Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide Provident VLI Separate Account 1:
We consent to the use of our report dated March 16, 2018, with respect to the financial statements of the sub-accounts that comprise the Nationwide Provident VLI Separate Account 1, and the related notes (collectively, the financial statements), included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-164120).
/s/ KPMG LLP
Columbus, Ohio
April 17, 2018

Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries, dated February 28, 2018, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6 (File No. 333-164120).
/s/ KPMG LLP
Columbus, Ohio
April 13, 2018